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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 8, 2002 relating to the R.H. Donnelley Corporation consolidated financial statements and our report dated January 18, 2002 relating to the combined financial statements of DonTech I and DonTech II, which appear in R.H. Donnelley Corporation's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the references to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

New York, New York

August 15, 2002